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                                                                  Exhibit 10.2



                                     FORM OF

                         VERIZON WIRELESS OF THE EAST LP

                                    AGREEMENT

                             OF LIMITED PARTNERSHIP

                                   DATED AS OF

                            ___________________, 200_

                                      AMONG

                         VERIZON WIRELESS OF GEORGIA LLC

                                  [CELLCO SUB]

                       PRICE COMMUNICATIONS WIRELESS, INC.



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
                                        TABLE OF CONTENTS

                                     ----------------------

                                                                                                           PAGE
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
ARTICLE 1
               DEFINITIONS
               SECTION 1.01.  DEFINITIONS......................................................................1

ARTICLE 2
               THE PARTNERSHIP
               SECTION 2.01.  FORMATION........................................................................9
               SECTION 2.02.  NAME ............................................................................9
               SECTION 2.03.  PURPOSE..........................................................................9
               SECTION 2.04.  REGISTERED OFFICE................................................................9
               SECTION 2.05.  TERM ............................................................................9
               SECTION 2.06.  FILINGS; AGENT FOR SERVICE OF PROCESS...........................................10
               SECTION 2.07.  INDEPENDENT ACTIVITIES..........................................................10
               SECTION 2.08.  FISCAL YEAR.....................................................................11

ARTICLE 3
               CONTRIBUTIONS; PERCENTAGE INTEREST
               SECTION 3.01.  MANAGING GENERAL PARTNER........................................................11
               SECTION 3.02.  LIMITED PARTNERS................................................................11
               SECTION 3.03.  ADDITIONAL CONTRIBUTIONS........................................................12

ARTICLE 4
               ALLOCATIONS
               SECTION 4.01.  PROFITS.........................................................................12
               SECTION 4.02.  LOSSES..........................................................................12
               SECTION 4.03.  SPECIAL ALLOCATIONS.............................................................13
               SECTION 4.04.  ALLOCATION OF LIABILITIES.......................................................14
               SECTION 4.05.  CURATIVE ALLOCATIONS............................................................14
               SECTION 4.06.  LOSS LIMITATION.................................................................15
               SECTION 4.07.  TAX ALLOCATIONS.................................................................15
               SECTION 4.08.  TAX MATTERS PARTNER, TAX ELECTIONS..............................................15
               SECTION 4.09.  CLASSIFICATION AS PARTNERSHIP...................................................16

ARTICLE 5
               DISTRIBUTIONS
               SECTION 5.01.  PRICE LP DISTRIBUTION...........................................................16
               SECTION 5.02.  AMOUNTS WITHHELD................................................................16
               SECTION 5.03.  OTHER DISTRIBUTIONS.............................................................17


                                       i
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
                                                                                                           PAGE
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
ARTICLE 6
               MANAGEMENT
               SECTION 6.01.  AUTHORITY OF THE MANAGING GENERAL PARTNER.......................................17
               SECTION 6.02.  RIGHT TO RELY ON MANAGING GENERAL PARTNER.......................................17
               SECTION 6.03.  MANAGEMENT COMMITTEE............................................................17
               SECTION 6.04.  RESTRICTIONS ON AUTHORITY OF MANAGING GENERAL PARTNER...........................18
               SECTION 6.05.  DAY-TO-DAY MANAGEMENT...........................................................21
               SECTION 6.06.  DUTIES AND OBLIGATIONS; EXCULPATION.............................................21
               SECTION 6.07.  INDEMNIFICATION OF MANAGING GENERAL PARTNER.....................................22
               SECTION 6.08.  COMPENSATION AND REIMBURSEMENT..................................................22
               SECTION 6.09.  OPERATING RESTRICTIONS..........................................................23
               SECTION 6.10.  RIGHTS OR POWERS................................................................24
               SECTION 6.11.  VOTING RIGHTS...................................................................24

ARTICLE 7
               BOOKS AND RECORDS
               SECTION 7.01.  BOOKS AND RECORDS...............................................................24
               SECTION 7.02.  PERIODIC REPORTS; FINANCIAL STATEMENTS..........................................24
               SECTION 7.03.  OPERATIONAL INFORMATION.........................................................26
               SECTION 7.04.  TAX INFORMATION.................................................................26

ARTICLE 8
               CERTAIN COVENANTS
               SECTION 8.01.  CONFIDENTIALITY.................................................................27
               SECTION 8.02.  PRESS ANNOUNCEMENTS.............................................................27

ARTICLE 9
               AMENDMENTS; MEETINGS
               SECTION 9.01.  AMENDMENTS......................................................................27
               SECTION 9.02.  MEETINGS OF THE PARTNERS........................................................28

ARTICLE 10
               TRANSFERS OF INTERESTS, ETC
               SECTION 10.01.  RESTRICTION OF TRANSFERS OF INTERESTS..........................................28
               SECTION 10.02.  PERMITTED TRANSFERS............................................................29
               SECTION 10.03.  CONDITIONS TO PERMITTED TRANSFERS..............................................29
               SECTION 10.04.  PROHIBITED TRANSFERS...........................................................30
               SECTION 10.05.  RIGHTS OF UNADMITTED ASSIGNEES.................................................31
               SECTION 10.06.  ADMISSION OF TRANSFEREES AS PARTNERS...........................................31
               SECTION 10.07.  CURE PERIOD....................................................................31

                                       ii

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
                                                                                                           PAGE
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
               SECTION 10.08.  DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO
                           TRANSFERRED INTERESTS.............................................................32

ARTICLE 11
               MANAGING GENERAL PARTNER
               SECTION 11.01.  BUSINESS ACTIVITIES............................................................33
               SECTION 11.02.  COVENANT NOT TO WITHDRAW, TRANSFER, OR DISSOLVE................................33

ARTICLE 12
               DISSOLUTION AND WINDING UP
               SECTION 12.01.  LIQUIDATING EVENTS.............................................................33
               SECTION 12.02.  WINDING UP.....................................................................35
               SECTION 12.03.  ALLOCATIONS DURING PERIOD OF LIQUIDATION.......................................36
               SECTION 12.04.  INDEMNIFICATION OF THE LIQUIDATOR..............................................36

ARTICLE 13
               POWER OF ATTORNEY
               SECTION 13.01.  MANAGING GENERAL PARTNER AS ATTORNEY-IN-FACT...................................36
               SECTION 13.02.  SPECIAL POWER..................................................................37

ARTICLE 14
               MISCELLANEOUS
               SECTION 14.01.  NOTICES........................................................................37
               SECTION 14.02.  MANAGING GENERAL PARTNER OR NEW LP BREACH......................................38
               SECTION 14.03.  BINDING EFFECT.................................................................39
               SECTION 14.04.  CONSTRUCTION...................................................................39
               SECTION 14.05.  ASSIGNABILITY..................................................................39
               SECTION 14.06.  HEADINGS.......................................................................39
               SECTION 14.07.  SEVERABILITY; INTEGRATION......................................................39
               SECTION 14.08.  FURTHER ACTION.................................................................39
               SECTION 14.09.  VARIATION OF PRONOUNS..........................................................40
               SECTION 14.10.  GOVERNING LAW..................................................................40
               SECTION 14.11.  WAIVER OF ACTION FOR PARTITION; NO BILL FOR
                           PARTNERSHIP ACCOUNTING.............................................................40
               SECTION 14.12.  COUNTERPART EXECUTION..........................................................40
               SECTION 14.13.  LIMITATION ON LIMITED PARTNER OBLIGATIONS......................................40
               SECTION 14.14.  LIMITED PARTNER RIGHTS.........................................................40


                                      iii
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                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         VERIZON WIRELESS OF THE EAST LP


         This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the __ day of , 200 , by and among (i) Verizon Wireless of Georgia LLC, a Delaware limited liability company (the "MANAGING GENERAL PARTNER"), as Managing General Partner, and (ii) [Cellco Sub], a __________ ("CELLCO LP"), and Price Communications Wireless, Inc., a Delaware corporation ("PRICE LP"), as the Limited Partners, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101 et seq. (the "ACT").

         WHEREAS, Price Communications Corporation, a New York corporation ("PRICE PARENT"), Price Communications Cellular Inc., a Delaware corporation ("PRICE CELLULAR"), Price Communications Cellular Holdings, Inc., a Delaware corporation ("PRICE SHAREHOLDER" and, together with Price Parent, Price Cellular and Price LP, the "PRICE CORPORATIONS"), Cellco Partnership, a Delaware general partnership ("CELLCO"), and the Partnership are parties to a Transaction Agreement dated as of December 18, 2001 (as amended from time to time, the "TRANSACTION AGREEMENT"), and the Price Corporations, Verizon Communications Inc., a Delaware corporation, and Verizon Wireless Inc., a Delaware corporation, are parties to an Exchange Agreement dated as of December 18, 2001 (as amended from time to time, the "EXCHANGE AGREEMENT");

         WHEREAS, the parties hereto wish to set forth their rights and obligations with respect to Verizon Wireless of the East LP;

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. (a) Capitalized words and phrases used in this Agreement and not defined herein have the meanings ascribed thereto in the Transaction Agreement. In addition, the following capitalized words and phrases used in this Agreement have the following meanings:


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         "ADJUSTED BASE RATE" means 4.00% per annum compounded quarterly minus the Rate Adjustment Percentage.

         "ADDITIONAL CAPITAL CONTRIBUTIONS" means any Capital Contributions made by the Managing General Partner or Cellco LP pursuant to Section 3.03 or by Price LP pursuant to Section 5.01(c).

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments: debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "ALLOCATION YEAR" means (i) the period commencing on the Closing Date and ending on December 31, 2001, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Article 4 hereof.

         "APPLICABLE RATE" means (i) prior to the Rate Reduction Date, the Adjusted Base Rate, and (ii) on and after the Rate Reduction Date, zero.

         "CAPITAL ACCOUNT" means, with respect to each Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

         (i) To each Partner's Capital Account there shall be credited (A) such Partner's Capital Contributions, (B) such Partner's share of Profit allocated pursuant to Section 4.01 and any items of Partnership income or gain which are specially allocated pursuant to Section 4.03, (C) any credit required pursuant to Section 6.03 of the Transaction Agreement, and (D) the amount of any Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner.

        (ii) To each Partner's Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (B) such Partner's share of Loss allocated pursuant to Section 4.02 and any items of Partnership deduction or loss which are specially allocated pursuant to Section 4.03 (other than pursuant to Section 4.03(d)), (C) any debit required pursuant to Section 6.03 of the Transaction

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Agreement, and (D) the amount of any liabilities of such Partner assumed by the
Partnership or which are secured by any property contributed by such Partner to the Partnership.

       (iii) If all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

        (iv) In determining the amount of any liability for purposes of clauses
(i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.

         "CAPITAL CONTRIBUTION" means, with respect to each Partner, the amount of cash and initial Gross Asset Value of any Property (other than cash) contributed to the Partnership with respect to the Interest in the Partnership held by such Partner.

         "CLOSING DATE" means the date on which the Original Capital Contributions are made.

         "CONVERSION" means the conversion of the technology used by the Business to provide digital wireless service from time division multiple access
(TDMA) to code division multiple access (CDMA).

         "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

         "EXCHANGE" means a VCI Exchange or a VWI Exchange (as such terms are defined in the Exchange Agreement).

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         "EXCHANGE NOTICE DEADLINE" has the meaning ascribed to such term in the
Exchange Agreement.

         "EXCHANGE REVOCATION NOTICE" has the meaning set forth in the Exchange Agreement.

         "EXCHANGE TRIGGER DATE" has the meaning set forth in the Exchange Agreement.

         "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; PROVIDED, HOWEVER, that the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as specified in
Section 3.01 or Section 3.02. If the Gross Asset Value has been determined under the preceding proviso, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of the allocations made pursuant to Article 4.

         "INDEBTEDNESS" means, with respect to the Partnership, (i) all indebtedness of the Partnership for borrowed money or for the deferred purchase price of property, payment for which is deferred six (6) months or more (but excluding accounts payable incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments,
(iii) all obligations under lease of property by the Partnership (whether real, personal or mixed) that would be required to be classified as a capital lease in accordance with GAAP and (iv) all guaranties by the Partnership of any the foregoing obligations of any other Person.

         "INTEREST" means the entire ownership interest of a Partner in the Partnership at any time, including the rights of such Partner to capital, Profit, Loss, distributions and other benefits to which such Partner may become entitled hereunder, and the obligations of such Partner to comply with the terms and provisions of this Agreement and the Act.

         "LIMITED PARTNER" means Price LP or Cellco LP. "LIMITED PARTNERS" means both such Persons.

         "ORIGINAL CAPITAL CONTRIBUTION" means, with respect to each Partner, the Capital Contribution made by such Partner pursuant to the Transaction Agreement and Section 3.01 or Section 3.02 (as the case may be).

         "PARTNERS" means the Managing General Partner and the Limited Partners, where no distinction is required by the context in which the term is used herein. "PARTNER" means any one of the Partners.

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         "PARTNERSHIP" means the partnership continued pursuant to this
Agreement.

         "PERCENTAGE INTEREST" means 1% with respect to the Managing General Partner and 99% with respect to Cellco LP.

         "PERMITTED TRANSFER" means a Transfer of an Interest pursuant to
Section 10.02.

         "PERMITTED TRANSFEREE" means with respect to each of the Managing General Partner, Cellco LP and Price LP, each of the Persons to whom its Interest may be Transferred in accordance with Article 10.

         "PREFERRED RETURN" means a return accreted quarterly on the weighted daily average balance of Price LP's Capital Account at the Applicable Rate from the Closing Date.

         "PRICE PROFIT ALLOCATION" means, with respect to any fiscal year, Price LP's share of any Profit for such fiscal year allocated to Price LP's Capital Account pursuant to Sections 4.01(b) and 4.03.

         "PROPERTY" means all real and personal property acquired by the Partnership, including cash, and shall include both tangible and intangible property.

         "PROFITS" and "LOSSES" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, or portion thereof, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

         (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

         (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

         (iii) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for United States federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of,

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notwithstanding that the adjusted tax basis of such property differs from its
Gross Asset Value, and such gain or loss shall be computed by taking into account the cost of any appraisal of such Property incurred by the Partnership or any expense of, or expense reimbursable by, the Partnership in connection with such appraisal;

         (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, or portion thereof, computed in accordance with the definition of Depreciation; and

         (v) notwithstanding any other provision of this definition, any items which are required to be specially allocated pursuant to Section 4.03 hereof shall not be taken into account in computing Profits or Losses.

         "QUARTERLY DISTRIBUTION AMOUNT" means, subject to Section 5.01(c), (i) with respect to each of the first, second and third quarters of any fiscal year (but not with respect to any quarter, or portion thereof, occurring prior to the second anniversary of the Closing Date), an amount of cash estimated in good faith by the Managing General Partner to be equal to 50.00% of Price LP's share of any Profit for such fiscal quarter which would be allocated to Price LP's Capital Account pursuant to Sections 4.01(b) and 4.03 if such allocation were made on a quarterly basis, and (ii) with respect to the fourth quarter of any fiscal year, an amount of cash equal to (A) if the Price Profit Allocation for such fiscal year is less than the Threshold Profit Allocation for such fiscal year, an amount of cash equal to (x) the Price Profit Allocation minus (y) the sum of the Quarterly Distribution Amounts for the first, second and third quarters of such fiscal year, or (B) if the Price Profit Allocation for such fiscal year is greater than or equal to the Threshold Profit Allocation for such fiscal year, an amount of cash equal to (x) the Threshold Profit Allocation minus (y) the sum of the Quarterly Distribution Amounts for the first, second and third quarters of such fiscal year. For purposes of clause (ii) above, with respect to the fiscal year in which the second anniversary of the Closing Date occurs, the Price Profit Allocation and the Threshold Profit Allocation shall take into account only the portion of such fiscal year which occurs after such anniversary. For purposes of determining the Quarterly Distribution Amount, it shall be assumed that the aggregate amount of Profit allocated to Price LP for the period from the Closing Date to and including the second anniversary of the Closing Date is equal to the cumulative Preferred Return for such period.

         "RATE ADJUSTMENT PERCENTAGE" means the product obtained by multiplying
(i) the difference between (A) the annual rate of interest payable by New LP in respect of the New LP Financing determined as set forth in Section 2.06 of the Transaction Agreement and (B) the rate of interest that would be payable by New LP through Cellco Partnership on a loan extended to it by Verizon Global Funding Corp.

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as set forth in the most recent monthly Cash Pool Interest Notice delivered prior to the Closing Date by VCI to Cellco, which rate shall be certified in writing to the Company by the controller of Cellco and (ii) a fraction, the numerator of which is $350,000,000 and the denominator of which is the Company's Original Capital Contribution.

         "RATE REDUCTION DATE" means the earliest date on which there occurs any of the following (i) an Exchange, (ii) the Exchange Notice Deadline and (iii) the fourth anniversary of the Closing Date; PROVIDED that, solely for purposes of clause (ii) of this definition, the Exchange Notice Deadline will be deemed not to have occurred if (A) Price LP has a right to deliver and delivers a VWI Exchange Revocation Notice in compliance with Section 2.01(d) of the Exchange Agreement, (B) Price LP delivers a VWI Exchange Notice in compliance with
Section 2.01 of the Exchange Agreement, the stockholders of Price Parent approve the VWI Exchange contemplated by such VWI Exchange Notice, the VWI Exchange is not consummated prior to the fourth anniversary of the Closing Date, the failure to consummate the VWI Exchange is not the result of a failure by any Price Corporation or VWI to have performed, in all material respects, their respective obligations under the Transaction Agreement and the ELP Interest has not been exchanged for VCI Stock pursuant to Section 2.02(b) of the Exchange Agreement,
(C) Price LP has a right to deliver, but has not delivered, a VWI Exchange Revocation Notice pursuant to Section 2.01(d) of the Exchange Agreement and at any time prior to the Revocation Deadline, the ELP Interest is exchanged for VCI Stock pursuant to Section 2.02(b) of the Exchange Agreement or (D) the ELP Interest has been exchanged for VCI Stock pursuant to Section 2.02(b) of the Exchange Agreement prior to the fourth anniversary of the Closing Date, but otherwise, all of the conditions set forth in clause (B) above have been met. For the purposes of the foregoing, the determination that no Exchange Notice Deadline has occurred shall be made on, and effective as of, (x) the Revocation Deadline, in the case of clause (A), (y) the fourth anniversary of the delivery by the Company of the VWI Exchange Notice, in the case of clause (B), and (z) the date of the VCI Exchange, in the cases of clause (C) and (D) and any such applicable date shall hereinafter be referred to as the "DETERMINATION DATE".

         "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as amended from time to time.

         "THRESHOLD PROFIT ALLOCATION" means, with respect to any fiscal year, 50.00% of (i) the weighted daily average balance of Price LP's Capital Account during such fiscal year MULTIPLIED BY (ii) the Applicable Rate for such fiscal year (adjusted for quarterly compounding (unless the Applicable Rate is zero) and for any change in the Applicable Rate which occurs during such fiscal year).

         "TRANSFERS" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of.

         "UNALLOCATED PREFERRED RETURN" means the excess, if any, of (i) the cumulative Preferred Return over (ii) the aggregate amount of Profits or income allocated to Price LP pursuant to Sections 4.01(b) and 4.03 for all prior Allocation Years.

         "VWI EXCHANGE" has the meaning set forth in the Exchange Agreement.

         "VWI EXCHANGE NOTICE" has the meaning set forth in the Exchange Agreement.

          (a) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                                                  SECTION
----                                                                  -------
Cellco LP                                                             Preamble
Cellco                                                                Preamble
Certificate                                                             2.06
Cure Transfer                                                          10.07
Determination Date                                              definition of "Rate
                                                                  Reduction Date"
Excess Distribution Amount                                              5.01(c)
Exchange Agreement                                                    Preamble
Information                                                             8.01
Liquidating Events                                                     12.01
Liquidator                                                             12.02
Management Committee                                                    6.03
Managing General Partner                                              Preamble
Nonacquiesced Transaction                                              6.04(c)
Nonacquiesced Transaction Items                                        6.04(c)
Partnership Business                                                   2.03
Price Shareholder                                                     Preamble
Price Parent                                                          Preamble
Price Corporations                                                    Preamble
Price Cellular                                                        Preamble
Price LP                                                              Preamble
Regulatory Allocations                                                 4.05(a)
Relevant Party                                                         6.06(b)
Statement of Partnership                                               6.09(b)
Subject Transfer                                                      10.07

                                       8

TERM                                                                  SECTION
----                                                                  -------
Tax Matters Partner                                                     4.08
Transaction Agreement                                                 Preamble


                                    ARTICLE 2

                                 THE PARTNERSHIP

         SECTION 2.01. FORMATION. The Partnership was formed on December 17, 2001. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

         SECTION 2.02. NAME. The name of the Partnership shall continue to be Verizon Wireless of the East LP and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon 10 days notice to Price LP. Except as otherwise provided in this Agreement, the Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

         SECTION 2.03. PURPOSE. The purpose of the Partnership is to acquire the Contributed Assets pursuant to the Transaction Agreement and to engage in the business of constructing, developing, managing, operating, marketing and selling cellular telephone systems and service, wireless service, paging service, PCS service and other commercial mobile radio service, and any business related thereto (the "PARTNERSHIP BUSINESS"), and to do everything necessary or desirable for the accomplishment of the above purposes or the furtherance of any of the powers set forth herein, and to do every other act and thing incident thereto or connected therewith.

         SECTION 2.04. REGISTERED OFFICE. The registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 1013 Center Road, Wilmington, Delaware 19805-1297.

         SECTION 2.05. TERM. The term of the Partnership shall commence on the date the Partnership was formed, as set forth in Section 2.01, and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section
12.01 hereof.

         SECTION 2.06.  FILINGS; AGENT FOR SERVICE OF PROCESS.

         (a) A Certificate of Limited Partnership (the "CERTIFICATE") has been filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by the Managing General Partner.

         (b) The Managing General Partner shall execute and cause to be filed an original or amended Certificate and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other state or jurisdictions in which the Partnership engages in business.

         (c) The registered agent for service of process on the Partnership in the State of Delaware shall be Corporation Service Company, 1013 Center Road, Wilmington, Delaware 19805-1297, or any successor as appointed by the Managing General Partner in accordance with the Act.

         (d) Upon the dissolution of the Partnership, the Managing General Partner (or, if the Managing General Partner does not wind up the Partnership's affairs, any Person elected pursuant to Section 12.02 hereof) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed Certificates.

         SECTION 2.07. INDEPENDENT ACTIVITIES. Except as expressly provided in the Transaction Agreement (including, without limitation, Section 9.07 and
Section 10.05 thereof), each Partner and each of their Affiliates may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner and, except as expressly provided for in the Transaction Agreement, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner or its Affiliates from engaging in such activities, or require any Partner or its Affiliates to permit the Partnership or any other Partner or its Affiliates to participate in any such activities, and each Partner hereby waives, relinquishes, and renounces any such right or claim of participation.

         SECTION 2.08. FISCAL YEAR. The fiscal year of the Partnership for financial statement and federal income tax purposes shall end on December 31.


                                    ARTICLE 3

                       CONTRIBUTIONS; PERCENTAGE INTEREST

         SECTION 3.01. MANAGING GENERAL PARTNER. After giving effect to the transactions contemplated by the Transaction Agreement to occur on the Closing Date, the name, address and value of the Capital Contribution of the Managing General Partner as of the date hereof are as follows:

                                                                         Capital
Name and Address                                                      Contribution
----------------                                                      ------------

                                                               Cash in the amount of $[ ]
[Cellco Sub]
c/o Verizon Wireless
180 Washington Valley Road
Bedminster, NJ 07921


         SECTION 3.02. LIMITED PARTNERS. After giving effect to the transactions contemplated by the Transaction Agreement to occur on the Closing Date, the names, addresses and value of the Capital Contributions of the Limited Partners as of the date hereof are as follows:

                                                                         Capital
Name and Address                                                      Contribution
----------------                                                      ------------
Price Communications Wireless, Inc.                         Property (other than cash) with an
45 Rockefeller Plaza                                        initial Gross Asset Value of $[ ]
Suite 3200                                                    and cash in the amount of $[ ]
New York, NY 10020

Cellco Sub                                                  Property (other than cash) with an
c/o Verizon Wireless                                         initial Gross Asset Value of $[ ]
180 Washington Valley Road                                     and cash in the amount of $[ ]
Bedminster, NJ 07921

         SECTION 3.03. ADDITIONAL CONTRIBUTIONS. Subject to Section 6.04, each of the Managing General Partner and Cellco LP may, from time to time, make additional Capital Contributions at its sole discretion.

                                    ARTICLE 4

                                   ALLOCATIONS

         SECTION 4.01. PROFITS. After giving effect to the special allocations set forth in Sections 4.03 and 4.05, Profits for any Allocation Year shall be allocated to the Capital Accounts of the Partners in the following order and priority:

         (a) First, to Price LP in the amount, if positive, equal to (i) the sum of the cumulative Losses allocated to Price LP pursuant to Section 4.02(d) for all prior Allocation Years MINUS (ii) the sum of the cumulative Profits allocated to Price LP pursuant to this Section 4.01(a) for all prior Allocation Years;

         (b) Second, to Price LP until Price LP has been allocated an amount, if any, equal to its Unallocated Preferred Return; and

         (c) Third, to the Managing General Partner and Cellco LP in proportion to their Percentage Interests.

         SECTION 4.02. LOSSES. After giving effect to the special allocations set forth in Sections 4.03 and 4.05, Losses for any Allocation Year shall be allocated to the Capital Account of the Partners in the following order and priority:

         (a) First, to the Managing General Partner and Cellco LP, in proportion to their Percentage Interests, in an amount, if positive, equal to (i) the sum of the cumulative Profits allocated pursuant to Section 4.01(c) for all prior Allocation Years MINUS (ii) the sum of the cumulative Losses allocated pursuant to this Section 4.02(a) for all prior Allocation Years;

         (b) Second, to the Managing General Partner until the Managing General Partner has been allocated an amount, if any, equal to the Managing General Partner's Capital Account;

         (c) Third, to Cellco LP until Cellco LP has been allocated an amount, if any, equal to Cellco LP's Capital Account;

         (d) Fourth, to Price LP until Price LP has been allocated an amount, if any, equal to Price LP's Capital Account and

         (e) Fifth, to the Managing General Partner.

         SECTION 4.03. SPECIAL ALLOCATIONS. The following special allocations of items of Partnership income, gain, loss or deduction (the amount of each such item being determined by applying rules analogous to those set forth in clauses
(i) through (iv) of the definition of "Profits" and "Losses" in Section 1.01 hereof) shall be made in the following order:

         (a) QUALIFIED INCOME OFFSET. If any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 4.03(a) shall be made only if and to the extent that the Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.03(a) were not in this Agreement.

         (b) GROSS INCOME ALLOCATION. If a Limited Partner has a deficit Capital Account at the end of any Partnership Allocation Year, such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such deficit as quickly as possible, provided that an allocation pursuant to this Section 4.03(b) shall be made only if and to the extent that the Limited Partner would have a deficit Capital Account after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.03(a) hereof and this Section 4.03(b) were not in this Agreement.

         (c) ADDITIONAL SPECIAL ALLOCATION. The following items shall be allocated to the Managing General Partner and Cellco LP in proportion to their Percentage Interests:

                  (i) all items of expense incurred in connection with the purchase and defeasance of the Senior Subordinated Notes and the Senior Secured Notes (including, without limitation, any premium paid in connection therewith);

                  (ii) all Nonacquiesced Transaction Items;

                  (iii) all amortization in respect of any intangible asset;

                  (iv) all gain realized upon sale or disposition of any intangible asset to the extent of the aggregate amount of amortization previously allocated in respect of such intangible asset under clause
         (iii) above;

                  (v) all losses realized upon sale, disposition or write-off of any assets in connection with the Conversion; and

                  (vi) all costs of purchasing handsets to be provided to then existing customers in connection with the Conversion.

         (d) EXCESS FINANCING COST. The Excess Financing Cost shall be allocated to Price LP.

         (e) GROSS INCOME ALLOCATION. During the Allocation Year, if any, that includes a Determination Date, there shall be allocated to Price LP gross income of the Partnership in the amount not exceeding the aggregate amount of Profits that would have been allocated to Price LP during the period starting on the Exchange Notice Deadline and ending on the earliest of (i) the Determination Date, (ii) the Exchange or (iii) the fourth anniversary of the Closing Date, if no Exchange Notice Deadline occurred during such period.

         SECTION 4.04. ALLOCATION OF LIABILITIES. Except to the extent that Code
Section 752 or Regulations thereunder are amended following the date hereof, liability of the Partnership for the New LP Financing shall be allocated solely for federal income tax purposes to the Company Contributed Assets and, therefore, to Price LP. The Partnership shall file all Partnership tax returns consistent with the foregoing allocation and shall not take a position inconsistent therewith as long as the allocation is permitted under Code Section 752 and the Regulations thereunder. Notwithstanding the foregoing, if the Managing General Partner determines in good faith that such allocation is not permitted under Code Section 752 and the Regulations thereunder (as interpreted from time to time by the U.S. courts, including the Tax Court, and by official pronouncements of the Internal Revenue Service or the Treasury department, such as revenue rulings, revenue procedures and notices), (i) the Partnership shall inform the Partners about the conclusion of the Managing General Partner and shall provide the Partners with an explanation underlying such conclusion, and
(ii) the Partnership shall no longer be required to file its tax returns in accordance with such allocation. The Partners agree that allocating liability of the Partnership for the New LP Financing to Price LP is permitted based on the law and the facts in existence as of the date hereof.

         SECTION 4.05. CURATIVE ALLOCATIONS. The amount of each item of Partnership income, gain, loss or deduction allocated pursuant to the following special allocations shall be determined by applying rules analogous to those set forth in clauses (i) through (iv) of the definitions of "Profits" and "Losses" in Section 1.01 hereof.

         (a) The "REGULATORY ALLOCATIONS" consist of allocations pursuant to Sections 4.03(a) and (b) and 4.06 hereof. Notwithstanding any other provision of the Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction amounts to the Partners so that, to the extent possible, the net amount of such allocations of such other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

         (b) The Managing General Partner shall have reasonable discretion, with respect to each Allocation Year, to (i) apply the provisions of Section 4.05(a) in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Section 4.05(a) hereof among the Partners in a manner that is likely to minimize such economic distortions.

         SECTION 4.06. LOSS LIMITATION. The Losses allocated pursuant to Section
4.02 and the items of loss or deduction allocated pursuant to Sections 4.03 and
4.05 shall not exceed the maximum amount of Losses and items of loss or deduction that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All Losses and items of loss or deduction in excess of the limitation set forth in this Section 4.06 shall be allocated to the Managing General Partner.

         SECTION 4.07. TAX ALLOCATIONS. All items of income, gain, loss and deduction with respect to any Partnership asset having a Gross Asset Value that differs from the adjusted basis of such asset for U.S. federal income tax purposes shall be allocated so as to take into account the difference between the Gross Asset Value and the adjusted tax basis of such asset in accordance with the principles of Code Section 704(c) using the traditional method described in Treasury regulations Section 1.704-3(b).

         SECTION 4.08. TAX MATTERS PARTNER, TAX ELECTIONS. The Managing General Partner is hereby designated the "TAX MATTERS PARTNER," as defined in Code
Section 6231, for the Partnership. The Tax Matters Partner shall, with respect to matters related to federal income taxes, (i) provide Price LP with prompt notice of the commencement of the tax examinations or other tax proceedings and with copies of all notices and other correspondence relating to the Partnership in respect of a period during which Price LP was a Partner received from the Internal Revenue Service, (ii) permit Price LP to be present at any meetings, conferences, hearings or other tax proceedings with or before the Internal Revenue Service or a court on matters relating to the Partnership in respect of a period during which Price LP was a Partner, and (iii) not settle any federal income tax issue that would increase the tax liability of Price LP by a material amount without obtaining consent of Price LP which consent shall not be unreasonably withheld or delayed, but only if the items of such settlement that would so increase the tax liability of Price LP would produce a net tax benefit (based on a present value calculation using a discount rate equal to the then borrowing rate of Cellco) to the Managing General Partner or Cellco LP. All tax elections with respect to the Partnership shall be made by the Tax Matters Partner.

         SECTION 4.09. CLASSIFICATION AS PARTNERSHIP. It is the Partners' intent that the Partnership be treated as a partnership for federal income tax purposes. No election shall be made by the Managing General Partner or any Partner to have the Partnership (i) be excluded from the application of the provisions of Subchapter K of the Code or (ii) be treated as a corporation for federal income tax purposes.

                                    ARTICLE 5

                                  DISTRIBUTIONS

         SECTION 5.01. PRICE LP DISTRIBUTION. (a) The Partnership shall distribute to Price LP on a fiscal quarterly basis the Quarterly Distribution Amount with respect to each fiscal quarter ending after the second anniversary of the Closing Date.

         (a) The Quarterly Distribution Amount that is required to be distributed to Price LP pursuant to Section 5.01(a) shall be made (i) with respect to the first, second or third quarter of any fiscal year, within 45 days after the end of such quarter, and (ii) with respect to the fourth quarter of any fiscal year, within 90 days after the end of such quarter.

         (b) If the Quarterly Distribution Amount for the fourth quarter of any fiscal year is a negative number (the amount of such number being an "EXCESS DISTRIBUTION AMOUNT"), the Managing General Partner shall promptly notify Price LP of the Excess Distribution Amount and, within 10 days of receipt of such notice, Price LP shall contribute to the Partnership, as an Additional Capital Contribution, cash in the amount of the Excess Distribution Amount.

         SECTION 5.02. AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Partnership or the Partners shall be treated as amounts paid or distributed, as the case may be, to the Partners with respect to which such amount was withheld pursuant to this Section 5.02 for all purposes under this Agreement. The Managing General Partner is authorized to withhold from payments and distributions to the Partners and to withhold with respect to allocations to the Partners and to pay over to any United States federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other United States federal, state, local or foreign law, and shall allocate any such amounts to the Partners with respect to which such amounts were withheld.

         SECTION 5.03. OTHER DISTRIBUTIONS. Subject to Section 6.04, the Partnership shall make distributions to the Partners as directed by the Managing General Partner in its sole discretion.


                                    ARTICLE 6

                                   MANAGEMENT

         SECTION 6.01. AUTHORITY OF THE MANAGING GENERAL PARTNER. Except to the extent otherwise provided herein, the Managing General Partner shall have the sole and exclusive right to manage the Partnership Business and shall have all of the rights and powers which may be possessed by general partners under the Act.

         SECTION 6.02. RIGHT TO RELY ON MANAGING GENERAL PARTNER. Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the Managing General Partner as to:

         (a) the identity of the Managing General Partner or any Limited
Partner;

         (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to act by the Managing General Partner or which are in any other manner germane to the affairs of the Partnership;

         (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

         (d) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

         SECTION 6.03. MANAGEMENT COMMITTEE. The Partnership shall have a management committee (the "MANAGEMENT COMMITTEE") which shall consist of three members, two of which shall be appointed by the Managing General Partner and one of which shall be appointed by Price LP. The initial members of the Management Committee are set forth in Schedule 6.03 hereto. Each of the Managing General Partner and Price LP may replace any of its members of the Management Committee at any time upon written notice to the other.

         SECTION 6.04. RESTRICTIONS ON AUTHORITY OF MANAGING GENERAL PARTNER.
(a) Without the prior approval of a majority of the members of the Management Committee, the Managing General Partner shall not have the authority to, and the Managing General Partner covenants and agrees that it shall not cause the Partnership to, take any of the following actions:

                  (i) approve the annual operating budget for the Partnership and any amendments or revisions thereto;

                  (ii) other than in the ordinary course of business, acquire an amount of assets in respect of which the consideration payable by the Partnership is more than $50 million;

                  (iii) make any distribution prior to 6 months after the Exchange Notice Deadline, other than distributions of the Quarterly Distribution Amount and distributions pursuant to Section 12.02;

                  (iv) appoint or change the Partnership's independent auditor;

                  (v) approve the audited annual financial statements of the Partnership; or

                  (vi) select the technology to be used by the Partnership in conducting the Partnership Business, or change such technology.

         (b) Without the approval of a majority of the Management Committee, including the member appointed by Price LP, the Managing General Partner shall not have the authority to, and the Managing General Partner covenants and agrees that it shall not, cause the Partnership to take any of the following actions:

                  (i) subject to Sections 6.04(c) and (d), (A) sell, exchange or otherwise dispose of any assets other than in the ordinary course of business or as may be necessary or appropriate in connection with the Conversion or acquire any other business or incur any Indebtedness or
         (B) consolidate or merge with or into any other Person, or engage in any similar transaction, unless the Profits allocated to Price LP, if any, for the prior four calendar quarters, determined on a pro forma basis after giving effect to such transaction and any related transactions and, if the Closing

         Date occurred at any time during such calendar quarters, as if the Closing Date had occurred immediately prior to the first of such fiscal quarters, that would be allocated to Price LP under this Agreement would be at least equal to the lesser of (A) the actual Profits allocated to Price LP for such period (determined as if the Closing Date had occurred immediately prior to the first of such fiscal quarters) if the Closing Date actually occurred at any time during such fiscal quarters or (B) $50 million if such sale, exchange, disposition, incurrence of Indebtedness, merger, consolidation or similar transaction (the "SPECIFIED TRANSACTIONS") is consummated on or after the Closing Date but before the first anniversary of the Closing Date, $52 million if the Specified Transaction is consummated on or after the first anniversary of the Closing Date and before the second anniversary of the Closing Date, $53 million if the Specified Transaction is consummated on or after the second anniversary of the Closing Date and before the third anniversary of the Closing Date, $54 million if the Specified Transaction is consummated on or after the third anniversary of the Closing Date and before the fourth anniversary of the Closing Date and $0 if the Specified Transaction is consummated thereafter (as applicable, the "APPLICABLE PROFIT ALLOCATION") and, in the case of any such consolidation, merger or similar transaction, unless the consolidation, merger or transaction would not adversely affect Price LP's rights under this Agreement or in respect of the Partnership;

                  (ii) engage in any business other than the Partnership Business and any related business;

                  (iii) incur any Indebtedness to the extent the Partnership's ratio of long-term debt to net worth (as defined by GAAP) would exceed three times as a result of incurring such indebtedness;

                  (iv) sell, exchange or otherwise dispose of, or distribute all or substantially all of the Company Contributed Assets (including any renewals and replacements thereof);

                  (v) sell, exchange or otherwise dispose of any Company Contributed Asset (including any renewals and replacements thereof) to the Managing General Partner or any of its Affiliates;

                  (vi) sell, exchange or otherwise dispose of any of the cellular licenses included in the Company Contributed Assets (including any renewals and replacements thereof) prior to the second anniversary of the Closing Date;

                  (vii) make any distribution of any of the cellular licenses included in the Company Contributed Assets (including any renewals and replacements thereof) prior to the seventh anniversary of the Closing Date;

                  (viii) make any distribution to either the Managing General Partner or Cellco LP or repurchase from the Managing General Partner or Cellco LP any Interest if after giving effect thereto the aggregate amount of their Capital Accounts would be less than the sum of the Original Capital Contributions of the Cellco LP and the Managing General Partner;

                  (ix) except as permitted by Section 6.08, engage in any transaction with the Managing General Partner or any of its Affiliates, unless such transaction is either on an arm's length basis or, in the aggregate, no less favorable to the Partnership than substantially similar transactions generally made between other Persons which are not Affiliates of the Managing General Partner and its Affiliates and the Managing General Partner and its Affiliates;

                  (x) amend the Certificate if such amendment would reasonably be expected to adversely affect Price LP's rights under this Agreement or in respect of the Partnership,

                  (xi) issue additional interests in the Partnership, other than to any Partner or to an Affiliate of any Partner;

                  (xii) request any additional Capital Contributions by Price LP other than as contemplated by Section 5.01(c);

                  (xiii) distribute to the Managing General Partner, the Cellco LP or any of their Affiliates all or any portion of the Cellco Contributed Assets or the Cellco Note;

                  (xiv) commence any voluntary case or other proceeding seeking dissolution, liquidation or reorganization or other relief with respect the Partnership or its debts under any bankruptcy law now or hereafter in effect; or

                  (xv) take any action contrary to the preservation and maintenance of the Partnership's existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware.

         (c) Notwithstanding Section 6.04(b)(i), the Managing General Partner shall have the authority to, and to cause the Partnership to, take any of the actions specified in Section 6.04(b)(i) if the majority of the Management Committee, excluding the member appointed by Price LP, approves any such action (each such action not approved by the member appointed by Price LP, a "NONACQUIESCED TRANSACTION") PROVIDED that, in such case, all items of income, gain, loss and expense resulting from such Nonacquiesced Transaction shall be considered as "NONACQUIESCED TRANSACTION ITEMS" for the purposes of this Agreement and shall be allocated in the manner set forth in Section 4.03(c); and PROVIDED FURTHER that in the case of any consolidation, merger or similar transaction, the proposed transaction would not adversely effect Price LP's rights under this Agreement or with respect to the Partnership.

         (d) Prior to the consummation of any acquisition, sale, exchange, disposition, consolidation or merger or the incurrence of any Indebtedness pursuant to Section 6.04(b)(i), the Managing General Partner shall deliver to Price LP reasonably detailed documentation which demonstrates that the conditions set forth in Section 6.04(b)(i) have been satisfied.

         SECTION 6.05. DAY-TO-DAY MANAGEMENT. Day-to-day management of the Partnership will be carried out by such officers of the Partnership as the Managing General Partner shall determine.

         SECTION 6.06. DUTIES AND OBLIGATIONS; EXCULPATION. (a) The Managing General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and (ii) for the accomplishment of the Partnership's purposes, including the acquisition and preservation of the Partnership's property in accordance with the provisions of the Transaction Agreement, this Agreement and applicable laws and regulations.

         (b) The Limited Partners agree that the duties and liabilities of the Managing General Partner shall be strictly limited to the duties and liabilities expressly set forth in this Agreement and required by applicable law. Without limiting the generality of foregoing, except as set forth in this Agreement or as required by applicable law, none of the Managing General Partner or any of its officers, directors, members, employees, Affiliates, stockholders, partners, agents or representatives, nor any member of the Management Committee (each a "RELEVANT PARTY") shall, to the fullest extent permitted by applicable law, be liable to the Partnership or to the Limited Partners for any losses, claims, damages or liabilities arising out of, related to or in connection with any act or omission performed or omitted by it in connection with this Agreement (including, without limitation, pursuant to Section 6.08(c)) or the Partnership's business or affairs (including, without limitation, any act or omission by any Relevant Party). Notwithstanding the above, this Section 6.06(b) shall only be enforced to the maximum extent permitted by law and no Relevant Party shall be exculpated from any liability for its fraud, bad faith or willful misconduct.

         (c) Notwithstanding anything to the contrary in this Agreement, no Affiliate of the Managing General Partner (other than the Partnership) shall have any liability to any Limited Partner with respect to any obligations of the Partnership or the Managing General Partner under this Agreement. In addition, except as otherwise provided in this Agreement or the Transaction Agreement, no Affiliate of the Managing General Partner (including, without limitation, Cellco) shall under any circumstances have any obligation to contribute any assets to the Partnership. Notwithstanding the above, this Section 6.06(c) shall only be enforced to the maximum extent permitted by law and no Affiliate of the Managing General Partner shall be exculpated from any liability for its fraud, bad faith or willful misconduct.

         SECTION 6.07. INDEMNIFICATION OF MANAGING GENERAL PARTNER. (a) The Partnership, its receiver, or its trustee shall indemnify, save harmless, and pay all judgments and claims against the Managing General Partner or a member of the Management Committee relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Managing General Partner or any officer or director of the Managing General Partner or a member of the Management Committee in connection with the business of the Partnership, including attorneys' fees incurred by the Managing General Partner in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.

         (b) In the event of any action by any Limited Partner against the Managing General Partner or a member of the Management Committee, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of the Managing General Partner or such member of the Management Committee, including attorneys' fees, incurred in the defense of such action.

         (c) Notwithstanding the provisions of Sections 6.07(a) and 6.07(b) above, such Sections shall only be enforced to the maximum extent permitted by law and the Managing General Partner and each member of the Management Committee shall not be indemnified from any liability for its fraud, bad faith, or willful misconduct.

         SECTION 6.08. COMPENSATION AND REIMBURSEMENT. (a) Except as otherwise provided in this Section 6.08, no Partner or Affiliate of any Partner shall receive any salary, fee or draw for service rendered to or on behalf of the

Partnership, nor shall any Partner or Affiliate of any Partner be reimbursed for any expenses incurred by such Partner or Affiliate on behalf of the Partnership.

         (b) The Managing General Partner may charge the Partnership, and shall be reimbursed, for any out-of-pocket expenses reasonably incurred by it on behalf of the Partnership in connection with the Partnership Business.

         (c) The Managing General Partner and its Affiliates may provide to the Partnership such services as the Managing General Partner deems appropriate (including, without limitation, accounting, billing, legal, administrative, financial, cash management and network construction, maintenance and monitoring services) and the Managing General Partner may charge the Partnership for such services; PROVIDED that (i) the scope of services provided by the Managing General Partner and its Affiliates shall be consistent with the scope of services customarily provided by the Managing General Partner or any such Affiliate to other partnerships managed by the Managing General Partner or any such Affiliate that (A) have at least one partner which is not an Affiliate of the Managing General Partner or such Affiliate managing the partnership and (B) are engaged in a business substantially similar to the Partnership's business, and (ii) determination by the Managing General Partner of the amount to be charged to the Partnership shall be made in a manner that is, in the aggregate, as favorable to the Partnership as the manner in which charges for services are generally made by the Managing General Partner or such Affiliates to such other partnerships.

         SECTION 6.09. OPERATING RESTRICTIONS. (a) All property of the Partnership in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership or any of its Affiliates, maintained in such financial institutions as the Managing General Partner shall determine or shall be invested in short-term liquid securities or other cash equivalent assets or shall be left in escrow, and withdrawals shall be made only in the regular course of Partnership business and on such signature or signatures as the Managing General Partner may determine from time to time.

         (b) The signature of the Managing General Partner shall be necessary and, subject to Section 6.04, sufficient to convey title to any property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instrument of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and all of the Partners further agree that the signature of the Managing General Partner shall be sufficient to execute any "STATEMENT OF PARTNERSHIP" or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners do hereby appoint the Managing General Partner as their attorney-in-fact for the execution of any or all of the documents described herein.

         (c) The Partnership shall not until the earlier of two days after the Exchange Closing Date (as defined in the Exchange Agreement) and five years after the Closing Date, (i) prepay the New LP Financing, (ii) effect a defeasance with respect to the New LP Financing (other than a defeasance that does not affect the treatment of the liability under Code Section 752), or (iii) intentionally take any action or fail to take any action with the objective of causing an acceleration of New LP's obligation to repay the New LP Financing.

         SECTION 6.10. RIGHTS OR POWERS. No Limited Partner shall have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

         SECTION 6.11. VOTING RIGHTS. Except as expressly provided herein or required by law, the Limited Partners shall have no right to vote on any matters.


                                    ARTICLE 7

                                BOOKS AND RECORDS

         SECTION 7.01. BOOKS AND RECORDS. The Partnership shall keep adequate books and records at its principal place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Partnership. Any Partner or its designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books or records, PROVIDED that any such inspection shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Partnership. Any Limited Partner, or its designee, shall also have access to such additional financial information, documents, books and records, as are reasonably necessary to allow such Limited Partner or its designee to comply with reporting requirements pursuant to applicable law or regulations or the requirements of any applicable stock exchange.

         SECTION 7.02. PERIODIC REPORTS; FINANCIAL STATEMENTS. (a) Within 60 days after the end of each Partnership fiscal year, the Managing General Partner shall cause to be prepared, and Price LP shall be furnished with, the following audited financial statements, accompanied by the report thereon of a nationally recognized accounting firm selected by the Managing General Partner:

                  (i) a balance sheet of the Partnership as of the end of such fiscal year;

                  (ii) a statement of profit and loss for the Partnership for such fiscal year;

                  (iii) a statement of each Partner's capital account and changes therein for such fiscal year;

                  (iv) a statement of Partnership cash flow for such fiscal year; and

                  (v) a statement of distributable cash flow.

         (b) Within 30 days after the close of each of the first three fiscal quarters of each Partnership fiscal year, the Managing General Partner shall cause to be prepared, and Price LP shall be furnished with, the following unaudited financial statements:

                  (i) a balance sheet of the Partnership as of the end of such fiscal quarter;

                  (ii) a statement of profit and loss for the Partnership for such fiscal quarter;

                  (iii) a statement of Partnership cash flow for such fiscal quarter; and

                  (iv) a statement of each Partner's capital account and changes therein for such fiscal quarter.

         (c) Within 30 days after the end of each calendar month, the Managing General Partner shall cause to be prepared, and Price LP shall be furnished with, the following unaudited financial statements:

                  (i) a balance sheet of the Partnership as of the end of such calendar month;

                  (ii) a statement of profit and loss for the Partnership for such calendar month;

                  (iii) a statement of Partnership cash flow for such calendar month; and

                  (iv) a statement of each Partner's capital account and changes therein for such calendar month.

         (d) Within 31 days after the end of each of the Partnership's fiscal years, the Managing General Partner shall cause to be prepared, and Price LP shall be furnished with, the following projected financial statements for the following fiscal year:

                  (i) a balance sheet of the Partnership as of the end of such following fiscal year;

                  (ii) a statement of profit and loss for the Partnership for such following fiscal year;

                  (iii) a statement of Partnership cash flow for such following fiscal year; and

                  (iv) a statement of each Partner's capital account for such following fiscal year.

         SECTION 7.03. OPERATIONAL INFORMATION. Price LP shall, from time to time, be furnished with operating statistics with respect to the business of the Partnership prepared in the ordinary course by the Managing General Partner, including, without limitation, analysis of customer additions, churn rates and cost per gross addition.

         SECTION 7.04. TAX INFORMATION. Necessary tax information shall be delivered to each Partner after the end of each calendar year of the Partnership. Such information shall be furnished in final form (subject to adjustments as permitted by law) by April 30 following such calendar year, and preliminary information shall be provided before such date from time to time as required to permit the Partners to file estimated payment returns and annual return extension requests. Notwithstanding anything in this Agreement to the contrary, the Tax Matters Partner shall file tax returns prepared in accordance with the Code and the Regulations as in effect at the time of such filing. All federal income tax returns (Form 1065) of the Partnership shall be furnished to Price LP at least 15 days before the due date (after taking into account all applicable extensions and waivers) for filing such returns.

                                    ARTICLE 8

                                CERTAIN COVENANTS

         SECTION 8.01. CONFIDENTIALITY. Except as required by law or stock exchange rule, each Partner and each of its Affiliates shall keep confidential and not reveal, and shall cause its Subsidiaries and the officers, directors, employees, agents and representatives of it and its Subsidiaries, to keep confidential and not to reveal, to any other Person (other than to another Partner or its officers and employees, to any of its Affiliates or any officer, director, employee, agent or representative of such Partner or its Affiliates (each of whom shall be subject to the confidentiality obligations set forth herein)), from the date hereof through the third anniversary of the first date on which such Partner is no longer a Partner of the Partnership, any confidential documents, trade secrets, secret processes or methods and other confidential information concerning, relating to or in connection with the Partnership or the business of the Partnership that come to the knowledge of such Partner or its Affiliates or their respective representatives or agents by reason of the relationship of such Partner or Affiliate with the Partnership ("INFORMATION"), except for such Information that (a) is generally available to the public (other than as a result of a disclosure by such Partner or its Affiliates), (b) is available to such Person on a non-confidential basis from a source that is not prohibited from disclosing such Information to such Person or
(c) after notice and (to the extent reasonably practicable) an opportunity to contest, such Person is required to disclose under any applicable law or under subpoena or other legal process; PROVIDED that nothing in this Section 8.01 shall preclude any Partner or its Affiliates from using any Information in any manner reasonably connected to its investment in the Partnership or as contemplated by this Agreement, the Transaction Agreement or any other agreements entered into in connection therewith.

         SECTION 8.02. PRESS ANNOUNCEMENTS. Except as required by law or stock exchange rule, or if consented to by the Managing General Partner (such consent not to be unreasonably withheld), no Partner (other than the Managing General Partner) will make any public announcement regarding the Partnership.

                                    ARTICLE 9

                              AMENDMENTS; MEETINGS

         SECTION 9.01. AMENDMENTS. No amendment to this Agreement shall be adopted or be effective as an amendment hereto unless it is in writing and is executed by all of the Partners.

         SECTION 9.02. MEETINGS OF THE PARTNERS. (a) Meetings of the Partners may be called by the Managing General Partner and shall be called upon the written request of any Limited Partner. The notice of any such meeting shall state the nature of the business to be transacted and shall be given to all Partners not less than fifteen (15) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 9.02(c) hereof. Except as otherwise expressly provided in this Agreement, the vote of the Managing General Partner shall control.

         (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the Managing General Partner may fix, in advance, a date as the record date for any such determination. Such date shall not be more than 30 days nor less than 10 days before any such meeting.

         (c) Each Limited Partner and the MGP may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or his attorney-in-fact executing it.

         (d) Each meeting of Partners shall be conducted by the Managing General Partner or such other Person as the Managing General Partner may appoint pursuant to such rules for the conduct of the meeting as the Managing General Partner or such other Person deems appropriate.

                                   ARTICLE 10

                           TRANSFERS OF INTERESTS, ETC

         SECTION 10.01. RESTRICTION OF TRANSFERS OF INTERESTS. Except as otherwise permitted by this Agreement, no Partner shall Transfer all or any portion of its Interest.

         SECTION 10.02. PERMITTED TRANSFERS. (a) Subject to the conditions and restrictions set forth in Section 10.03, the Managing General Partner may at any time Transfer all but not less than all of its Interest to an Affiliate of Cellco.

         (b) Cellco LP may at any time Transfer all or any portion of its Interest to an Affiliate of Cellco.

         (c) Price LP or a Permitted Transferee thereof may at any time, with the prior written consent of the Managing General Partner (such consent not to be unreasonably withheld), grant a pledge of all but not less than all of its Interest to any bank or other financial institution of recognized standing in connection with any bona fide financing transaction.

         (d) If Price LP or a Permitted Transferee thereof pledges its Interest pursuant to Section 10.02(c), such Interest may, upon default under such financing transaction, be transferred to the pledgee or another third party as a result of a foreclosure sale under the Uniform Commercial Code or the exercise of other remedies in connection with such pledge.

         (e) Price LP and any other Price Corporation may at any time Transfer all but not less than all of its Interest to another Price Corporation in connection with a liquidation or merger of, with or into such other Price Corporation.

         (f) Price LP or a Permitted Transferee thereof may Transfer all but not less than all of its Interest pursuant to the Exchange Agreement.

         SECTION 10.03. CONDITIONS TO PERMITTED TRANSFERS. A Transfer of Interests shall not be treated as a Permitted Transfer under Section 10.02(a),
(b), (c), (d) or (e) unless and until the following conditions are satisfied:

         (a) The transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the reasonable opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement, the Exchange Agreement and the Lock-up Agreements (as defined in the Exchange Agreement). In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

         (b) Unless the Managing General Partner has waived the requirements of this Section 10.03(b) with respect to a Transfer by Price LP, the transferor shall furnish to the Partnership an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Managing General Partner that the Transfer will not cause the Partnership to terminate for federal income tax purposes; PROVIDED, however, that Price LP shall not be required to furnish such opinion if the Partnership termination results from (i) an Exchange, (ii) a Permitted Transfer (but only if such Permitted Transfer and all other Permitted Transfers pursuant to Section 10.02(e) occur in the same Allocation Year), or (iii) a Transfer to a pledgee or other third party pursuant to Section 10.02(d).

         (c) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interests transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interest until it has received such information.

         (d) The transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Partnership, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

         SECTION 10.04. PROHIBITED TRANSFERS. (a) Any purported Transfer of Interests that is not a Permitted Transfer (and which the Partnership, in its sole discretion, has not otherwise elected to recognize) shall be null and void and of no effect whatever; PROVIDED that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer (and which the Partnership, in its sole discretion, has not otherwise elected to recognize), the Interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, liabilities or damages that the transferor or transferee of such Interests may have to the Partnership.

         (b) In the case of a Transfer or attempted Transfer of an Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all reasonable cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         SECTION 10.05. RIGHTS OF UNADMITTED ASSIGNEES. A transferee of one or more Interests who is not admitted as a substituted Partner pursuant to Section
10.06 hereof shall be entitled only to allocations and distributions with respect to such Interests in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of the Managing General Partner or a Limited Partner under the Act or this Agreement.

         SECTION 10.06. ADMISSION OF TRANSFEREES AS PARTNERS. Subject to the other provisions of this Article 10, a transferee of Interests may be admitted to the Partnership as a substituted Partner only upon satisfaction of the following conditions:

         (a) (i) if such transferee (other than a Permitted Transferee) acquired its Interest from a Limited Partner, the Managing General Partner consents to such admission, which consent may be withheld in its sole discretion, or (ii) the Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

         (b) the transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, the Pledge Agreement (if the Transfer to such transferee occurs prior to the Pledge Termination Date (as defined in the Pledge Agreement)), counterparts or amendments to this Agreement and amendments to the Certificate) as may be necessary or reasonably appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

         (c) if the transferee is a corporation, the transferee provides the Partnership with evidence reasonably satisfactory to counsel for the Partnership that such transferee has the power and authority to execute and deliver this Agreement and the other documents and instruments referred to in Section 10.06(b), and to perform its obligations hereunder and thereunder and the execution, delivery and performance of this Agreement and such other documents and instruments have been duly authorized by all necessary action; and

         (d) the transferee executes and consents to any and all assignments or Transfers previously executed by the transferor.

         SECTION 10.07. CURE PERIOD. In the case of (i) a Transfer of Interests that is not a Permitted Transfer or (ii) a Permitted Transfer where the transferee is not admitted as a substituted Partner pursuant to Section 10.06 (each such Transfer in

(i) and (ii), a "SUBJECT TRANSFER"), the transferor and transferee in such Subject Transfer shall, within 30 days after the earlier to occur of (x) such transferor or transferee becoming aware (A) of such Transfer and (B) that such transaction is a Subject Transfer and (y) the Manager General Partner notifying the transferor of such Subject Transfer, Transfer the Interest so Transferred back to the transferor (a "CURE TRANSFER") without the Subject Transfer being considered a Transfer for purposes of Section 10.04(a) or Section 10.05; PROVIDED that such transferor shall be liable to indemnify and hold harmless the Partnership and the other Partners from all reasonable cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such Subject Transfer or Cure Transfer and efforts to enforce the indemnity granted hereby.

         SECTION 10.08. DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO TRANSFERRED INTERESTS. If any Interests are Transferred during any accounting period in compliance with the provisions of this Article 10, Profit, Loss, each item thereof, and all other items attributable to the Transferred Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and elected by the Managing General Partner and agreed to by the transferor and transferee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, PROVIDED that if the Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the Managing General Partner may reasonably require within 30 days after the end of the accounting period during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the accounting period during which the Transfer occurs, was the owner of the interest and provided further that if a notice of Transfer of the Interest of Price LP to any Price Corporation is given in the calendar month in which the Exchange occurs, the Partnership will recognize that Transfer as of the date of the notice. Neither the Partnership nor the Managing General Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this
Section 10.08, whether or not the Managing General Partner or the Partnership has knowledge of any Transfer of ownership of any interest.

                                   ARTICLE 11

                            MANAGING GENERAL PARTNER

         SECTION 11.01. BUSINESS ACTIVITIES. (a) The Managing General Partner represents and warrants to the Limited Partners, as of the date hereof, that it was formed solely for the purpose of entering into this Agreement and engaging in the transactions and other business activities contemplated hereby and thereby, and it has not engaged in any business activities or incurred any liabilities other than in connection with the transactions and other business activities contemplated by this Agreement.

         (b) The Managing General Partner hereby covenants and agrees not to engage in any business activities or incur any liabilities other than in connection with the transactions and other activities contemplated hereby.

         SECTION 11.02. COVENANT NOT TO WITHDRAW, TRANSFER, OR DISSOLVE. Except as otherwise permitted by this Agreement, the Managing General Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) take any action that would cause a voluntary bankruptcy of the Managing General Partner or a consent to its involuntary bankruptcy, (c) withdraw or attempt to withdraw from the Partnership, (d) petition for judicial dissolution of the Partnership under 17-802 of the Act, (e) Transfer all or any portion of its Interest in the Partnership as a general partner, except in accordance with this Agreement, or
(f) exercise any power under the Act to dissolve the Partnership. Further, the Managing General Partner hereby covenants and agrees to continue to carry out the duties of a general partner hereunder until the Partnership is dissolved and liquidated pursuant to Article 12 hereof.

                                   ARTICLE 12

                           DISSOLUTION AND WINDING UP

         SECTION 12.01. LIQUIDATING EVENTS. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("LIQUIDATING EVENTS"):

         (a) the unanimous vote of the Partners to dissolve, wind up and liquidate the Partnership;

         (b) the involuntary bankruptcy of the Managing General Partner;

         (c) the happening of any other event that makes it unlawful or impossible to carry on the business of the Partnership; or

         (d) the withdrawal or removal of the Managing General Partner, the assignment by the Managing General Partner of its entire Interest in the Partnership (other than pursuant to Article 10) or any other event that causes the Managing General Partner to cease to be a general partner under the Act; PROVIDED that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 12.01; PROVIDED FURTHER that the Managing General Partner shall not intentionally assign its entire Interest (other than pursuant to Article 10) or withdraw from the Partnership except as required by applicable law or as contemplated by this Agreement.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 12.01(b) or (d), the Partnership shall not be dissolved or required to be wound up if within 90 days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a new general partner. If it is determined by a court of competent jurisdiction that the Partnership has dissolved prior to the occurrence of a Liquidating Event, or if upon the occurrence of an event specified in Section 12.01(b) or (d) hereof, the Partners fail to agree to continue the business of the Partnership as provided in this
Section 12.01, then (x) within an additional 80 days, all of the Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by all the Limited Partners or (y) if the Partners do not so elect within such 80 day period, within an additional 10 days after such 80 day period, Price LP may elect to reconstitute the Partnership and continue its business by forming a new limited partnership (without Cellco LP as a partner) and having as a general partner a Person elected by Price LP. Except with respect to Cellco LP, if Price LP elects, pursuant to clause (y) of the immediately preceding sentence, to reconstitute the Partnership without Cellco LP as a partner, on any such election by Price LP, (A) all Partners, except Cellco LP, shall be bound thereby and (B) all Partners shall be deemed to have consented thereto. Unless such an election is made within 180 days after the event causing dissolution, the Partnership shall wind up its affairs in accordance with Section 12.02 hereof. If such an election is made within 180 days after the event causing dissolution, then:

                  (i) the reconstituted limited partnership shall continue until the occurrence of a Liquidating Event as provided in this Section 12.01;

                  (ii) if the successor general partner is not the former general partner, then the Interest of the former general partner shall be treated thenceforth as the Interest of an unadmitted assignee of a Partner; and

                  (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate and to enter into a new partnership agreement substantially identical to this Agreement (except that Cellco LP will not be obligated to enter into any new partnership agreement if the Partnership shall have been reconstituted pursuant to an election under clause (y) above) and a certificate of limited partnership;

PROVIDED that the right of all the Limited Partners to select a successor general partner and to reconstitute and continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner and neither the Partnership nor the reconstituted partnership would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

         SECTION 12.02. WINDING UP. Upon the occurrence of a Liquidating Event, unless the Partnership is continued or reconstituted pursuant to Section 12.01, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs, PROVIDED that, all covenants contained in this Agreement and all obligations provided for in this Agreement shall continue to be fully binding upon the Partners until such time as the property of the Partnership has been distributed pursuant to this Section 12.02 and the Partnership has been terminated. The Managing General Partner, or, upon the occurrence of a Liquidating Event specified in Section 12.01(b) or 12.01(d), a Person elected by all of the Limited Partners, shall be responsible for overseeing the winding up and dissolution of the Partnership (the Managing General Partner or any other Person elected pursuant to this Section 12.02 to wind up the affairs of the Partnership being referred to as the "LIQUIDATOR"). Not later than 90 days after the date on which the Liquidating Event occurred, the Liquidator shall take full account of the Partnership's liabilities and assets and shall cause the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

         (a) FIRST, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Managing General Partner which are known or ascertainable within 90 days after the occurrence of a Liquidating Event, other than liabilities for distributions to Partners;

         (b) SECOND, to the payment and discharge of all of the Partnership's debts and liabilities to the Managing General Partner which are known or ascertainable within 90 days after the occurrence of a Liquidating Event, other than liabilities for distributions to Partners; and

         (c) the balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

         SECTION 12.03. ALLOCATIONS DURING PERIOD OF LIQUIDATION. During the period commencing on the date on which a Liquidating Event occurs and ending on the date on which the assets of the Partnership are distributed to the Partners pursuant to Section 12.02 hereof, the Partners shall continue to share Profit, Loss and other items of Partnership income, gain, loss or deduction in the manner provided in Article 4 hereof.

         SECTION 12.04. INDEMNIFICATION OF THE LIQUIDATOR. In the event that the Liquidator is a Person other than the Managing General Partner, the Managing General Partner shall indemnify, save harmless, and pay all judgments and claims against such Liquidator relating to any liability or damage incurred by reason of its making distributions to the Partners and in accordance with Section 12.02 hereof, except to the extent such liability or damage is caused by the gross negligence, fraud, or willful misconduct of the Liquidator.

                                   ARTICLE 13

                                POWER OF ATTORNEY

         SECTION 13.01. MANAGING GENERAL PARTNER AS ATTORNEY-IN-FACT. Each Limited Partner hereby makes, constitutes, and appoints the Managing General Partner and each successor general partner, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record all certificates of limited partnership, assumed name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Managing General Partner deems necessary or appropriate to be filed by the Partnership under the laws of the State of Delaware or any other state or jurisdiction in which the Partnership is doing or intends to do business, and to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing.

         SECTION 13.02. SPECIAL POWER. The power of attorney granted pursuant to this Article 13:

         (a) is a special power of attorney coupled with an interest and is irrevocable;

         (b) may be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and

         (c) shall survive the bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of its interest in the Partnership, except that where the assignment is of such Limited Partner's entire interest in the Partnership and the assignee, in accordance with this Agreement, is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                   ARTICLE 14

                                  MISCELLANEOUS

         SECTION 14.01. NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally or by hand to the Person or to an officer of the Person to whom the same is directed, or sent by facsimile or other similar and immediate method of delivery, addressed as follows, or to such other address as such Person may from time to time specify by notice to the
Partners:

         (a) If to the Partnership, to the address set forth in Section 2.04 hereof for the Managing General Partner;

         (b) If to the Managing General Partner, to the address set forth in
Section 3.01 hereof; and



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

         (c) If to a Limited Partner, to the address set forth in Section 3.02 hereof.

Any such notice shall be delivered by hand, facsimile or other similar and immediate method of delivery and shall be deemed to be delivered, given, and received for all purposes as of the date so delivered. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

         SECTION 14.02. MANAGING GENERAL PARTNER OR NEW LP BREACH. (a) In the event of any breach by the Managing General Partner of any of its obligations under Section 6.04, Price LP's sole remedy shall be damages.

         (b) Cellco LP hereby guarantees to Price LP payment of all obligations of the Managing General Partner to Price LP in connection with any breach by the Managing General Partner of any of its obligations under this Agreement (the "GUARANTEED OBLIGATIONS"). Cellco LP agrees that this guarantee is a continuing guaranty of payment and performance and not of collection and shall be absolute and unconditional and shall not be discharged, impaired or otherwise affected by the genuineness, validity, enforceability or any future amendment of, or change in, this Agreement or any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Cellco LP expressly waives all rights it may have now or in the future under any law or otherwise to compel Price LP to proceed in respect of the Guaranteed Obligations against the Managing General Partner or any other person or entity before proceeding against Cellco LP.

         (c) Cellco LP hereby represents and warrants to Price LP as of the date hereof and covenants that until the Guaranteed Obligations shall have been paid in full,

                  (i) it does not own any material assets or property, and will not own any material assets or property other than its Interest and the Cellco Contributed Interest, it has not engaged and will not engage in any business, directly or indirectly other than the ownership of its Interest, the Cellco Contributed Interest and any other business incidental thereto and it has not incurred and will not incur any liabilities, directly, indirectly, contingent or otherwise other than the Cellco Contributed License Liabilities, the Cellco Excluded Liabilities, the Guaranteed Obligations and liabilities incidental thereto;

                  (ii) it has done or caused to be done and will do all things necessary to preserve and maintain its existence and will not merge or consolidate with, or acquire by purchase or otherwise any assets or business of, any other person or entity other than its Interest or any cash or property distributed in connection therewith; and

                  (iii) it is solvent and has the ability to pay its obligations as the same shall become due and payable.

         SECTION 14.03. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted transferees and assigns.

         SECTION 14.04. CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The terms of this Agreement are intended to embody the economic relationship among the Partners and shall not be subject to modification by or conform with any actions by the Internal Revenue Service except as this Agreement shall be explicitly so amended. The previous sentence shall not apply to the filing of tax returns.

         SECTION 14.05. ASSIGNABILITY. No Partner may assign its rights or obligations under this Agreement to a third party except in connection with a Permitted Transfer as described above.

         SECTION 14.06. HEADINGS. Article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 14.07. SEVERABILITY; INTEGRATION. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. This Agreement, the Transaction Agreement, the Exchange Agreement, the Pledge Agreement and the Lock-up Agreements constitute the entire understanding among the parties with regard to this subject matter, and no other understanding, agreement, statement, promise, or practice among the parties relating to this subject matter shall be binding on the parties.

         SECTION 14.08. FURTHER ACTION. Each Partner, upon the request of any other Partner, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         SECTION 14.09. VARIATION OF PRONOUNS. All pronouns and any variation thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 14.10. GOVERNING LAW. The law of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

         SECTION 14.11. WAIVER OF ACTION FOR PARTITION; NO BILL FOR PARTNERSHIP ACCOUNTING. Each of the Partners irrevocably waives any right that such Partner may have to maintain any action for partition with respect to any of the property of the Partnership. To the fullest extent permitted by applicable law, each of the Partners covenants that it will not (except with the consent of the Managing General Partner) file a bill for Partnership accounting.

         SECTION 14.12. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         SECTION 14.13. LIMITATION ON LIMITED PARTNER OBLIGATIONS. Except as otherwise required by law, no Limited Partner shall (i) have any liability for the obligations or liabilities of the Partnership or (ii) owe any duty (including, without limitation, fiduciary duties) to the Partnership or any other Partner.

         SECTION 14.14. LIMITED PARTNER RIGHTS. The Limited Partners shall not have any rights with respect to the Partnership except as expressly set forth in this Agreement or as required by applicable law.



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

         IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above set forth.

                                        VERIZON WIRELESS OF
                                             GEORGIA LLC


                                        By:
                                            ------------------------------------



                                        [CELLCO SUB]


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------



                                        PRICE COMMUNICATIONS
                                        WIRELESS, INC.


                                        By:
                                            ------------------------------------




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